UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2013

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Registrant’s telephone number, including area code:	(949) 926-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) Broadcom Corporation (the “Company”) held its 2013 Annual Meeting of Shareholders (“2013 Annual Meeting”) on May 14, 2013. Holders of the Company’s common stock voted on all matters considered at the 2013 Annual Meeting as a single class.
(b) Proposal 1: At the 2013 Annual Meeting the shareholders elected each of the following nominees as directors, to serve on the Company’s Board of Directors until the next annual meeting of shareholders and/or until their successors are duly elected and qualified. The vote for each director was as follows:

	Total Affirmative Votes	Total Withheld Votes	Total Broker Non-Votes
Robert J. Finocchio, Jr.	612,547,725	2,450,778	70,077,692
Nancy H. Handel	614,371,450	627,053	70,077,692
Eddy W. Hartenstein	601,446,792	13,551,711	70,077,692
Maria M. Klawe, Ph.D.	612,677,969	2,320,534	70,077,692
John E. Major	597,312,817	17,685,686	70,077,692
Scott A. McGregor	611,029,695	3,968,808	70,077,692
William T. Morrow	602,192,166	12,806,337	70,077,692
Henry Samueli, Ph.D.	609,856,157	5,142,346	70,077,692
Robert E. Switz	612,393,895	2,604,608	70,077,692

Proposal 2: At the 2013 Annual Meeting the shareholders also voted to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 and cast their votes as follows:

Total Votes
For	683,006,062
Against	1,423,536
Abstain	646,597
Broker Non-Votes	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

May 14, 2013	By:	/s/ Eric K. Brandt

Name: Eric K. Brandt
Title: Executive Vice President and Chief Financial Officer